EXHIBIT 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE LIKELY TO CAUSE COMPETITITVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION IS DENOTED BY ASTERISKS IN BRACKETS [*****].
MEMORANDUM OF AGREEMENT
between
THE BOEING COMPANY
and
Spirit AeroSystems, Inc.

737 Production Rate Adjustment

This MEMORANDUM OF AGREEMENT ("MOA"), is effective as of April 12, 2019, (the "Effective Date") by and between The Boeing Company ("Boeing"), a Delaware corporation, and Spirit AeroSystems, Inc. ("Seller"), a Delaware corporation. Boeing and Seller sometimes are referred to herein individually as a "Party" and collectively as the "Parties.”
RECITALS

A.
The Parties have been in discussions regarding, among other things, shipping, applicability of pricing discounts, terms of payment, and other terms and conditions pertaining to all Derivatives and models.

B.	The Parties wish to memorialize their agreement on these matters in this MOA, in accordance with the terms set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Parties agree as follows:

1.
Capitalized Terms. Capitalized terms used and not otherwise defined in this MOA will have the meanings ascribed thereto in SBP MS-65530-0016 ("Sustaining SBP"), SBP MS-65530-0019 (“787 SBP”), GTA BCA-65530-0016 ("Sustaining GTA"), GTA BCA-65520-0032 (“787 GTA”), AA-65530-0010 (“Sustaining AA”), and AA-65520-0026 (“787 AA”) (collectively, the "Contracts").

2.
Applicability. This MOA is effective as of the Effective Date and will remain in effect until May 1, 2020, or as otherwise agreed by the Parties in writing (such period of effectiveness to be known as the “Effective Period”). Notwithstanding the foregoing, the provisions of paragraph 8 will remain in effect through December 31, 2020.

3.	Production Rate. Seller will maintain a production rate of 52 APM unless advised otherwise.

4.
Delivery Point, Title Transfer, and Risk of Loss. Notwithstanding that Boeing’s production rate on the 737 program may be less than Seller’s production rate of 52 APM on the 737 program during the Effective Period, all 737 Products will be delivered F.O.B. carrier’s transport at Seller’s plant. Title to and risk of any loss of or damage to the Products will transfer at the above described F.O.B point, except to the extent loss or damage

EXHIBIT 10.1

results from the Seller’s fault or negligence. Upon delivery of a 737 Product to Boeing and passage of title and risk of loss of or damage to said Product to Boeing, Seller will ship in place, if requested by Boeing, and if Seller has available storage space and is able to store the Product without interruption to its operations, storing the Products at mutually agreed locations. Seller will be responsible for any incremental costs associated with Product storage. For the purposes of this MOA, the meaning of carrier’s transport, with respect to 737 Products, will be mutually agreed by the Parties given the expectation that some 737 Products may be stored after delivery to the above described F.O.B. point rather than shipped immediately to Boeing. For the purposes of this MOA, Seller will provide status and records related to Products stored by Seller.

5.
Rework on Stored 737 Products.  If any 737 Product delivered and stored by Seller requires rework due to the fault of Seller, Seller will perform the rework without additional cost to Boeing while Seller is storing the Product. If it is determined by the Parties that it is not feasible to perform the rework while the Seller is storing the Product given reasonably available time, materials, tooling, equipment, and labor, the Parties will coordinate and determine where, when, and how the rework will be performed pursuant to the applicable provisions of the Sustaining SBP and Sustaining GTA.

6.	Changes. The Parties will utilize the existing Change incorporation process within the Sustaining SBP for Changes to 737 Products.

7.	737 Production. [*****]

•	[*****]

•	[*****]

•	[*****]

•	[*****]

8.
737 Production Rate-Based Discounts. As long as Seller is producing at a 737 program production rate of at least 52 APM but less than 57 APM, pricing listed in Column C within Sustaining SBP Attachment 1 Exhibits B.1 and B.2 will apply. Commencing the month that Seller begins producing at a 737 program production rate of 57 APM, the 737 discount rate contained in the Sustaining SBP Attachment 1, Table 2, for rate 57 in year [*****] will apply for those deliveries on or after [*****].

9.	Payment Terms.

a.
Recurring Payments. Recurring payments due from Boeing to Seller for all deliveries made pursuant to the Contracts during the Effective Period, regardless of Program, will be paid in immediately available funds net [*****] calendar days after delivery. Thereafter, recurring payments will be made in accord with the payment terms in the Contracts.

b.
Nonrecurring Payments. Nonrecurring payments due from Boeing to Seller under the Contracts during the Effective Period, regardless of Program, will be paid in immediately available funds net [*****] calendar days after the receipt by Boeing of a correct and valid invoice. Thereafter, nonrecurring payments will be made in accord with the payment terms in the Contracts.

10.
Advance Payment. Boeing will advance to Seller, via wire transfer, no later than [*****], the fixed sum of $[*****] to cover material purchases, which Seller will repay, in full, to Boeing on [*****], via wire transfer.

11.
Raw Material Support. Boeing will provide raw material to Seller during the Effective Period, pursuant to Sustaining SBP Section 12.13.2 and Attachment 21, to support the Seller 737 program production rate of 52 APM (notwithstanding that Boeing may be providing raw material to other sellers, outside of Seller’s 737 supply chain, to support lower production rates).

EXHIBIT 10.1

12.
Boeing Provided Details. Boeing will provide Boeing Provided Details to Seller during the Effective Period, pursuant to Sustaining SBP Attachment 16 (including, without limitation, ATA Stringers), to support the Seller 737 program production rate of 52 APM (notwithstanding that Boeing may be providing analogous parts to other sellers, outside of Seller’s 737 supply chain, to support lower production rates).

13.
Complete Agreement. This MOA constitutes the complete and exclusive agreement between the Parties with respect to the subject matter set forth herein and supersedes all previous agreements between the Parties relating thereto, whether written or oral. Except as expressly provided in this MOA, however, all other terms and conditions of the Contracts remain in full force and effect. Moreover, the terms of the Contracts shall be in full force and effect, unmodified by this MOA, after the Effective Period.

14.	Disputes. Any Dispute that arises under this MOA shall be addressed in accord with the Disputes provision of the applicable Contract, depending on the affected Airplane Program.

15.
Governing Law and jurisdiction. This MOA is governed by the laws of the state of Washington, exclusive of Washington's conflict of laws principles. This MOA excludes the application of the 1980 United Nations Convention on Contracts for the International Sale of Goods. Boeing and Seller hereby irrevocably consent to and submit themselves exclusively to the jurisdiction of the applicable courts of King County, Washington and the federal courts of Washington State for the purpose of any suit, action or other judicial proceeding arising out of or connected with this MOA. Boeing and Seller hereby waive and agree not to assert by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that (a) Boeing and Seller are not personally subject to the jurisdiction of the above-named courts, (b) the suit, action or proceeding is brought in an inconvenient forum or (c) the venue of the suit, action or proceeding is improper.

16.
Confidential Treatment. The information contained herein is confidential business information. The Parties will limit the disclosure of this MOA's contents to employees with a need to know and who understand that they are not to disclose its contents to any other person or entity without the prior written consent of the other Party. Notwithstanding the above, the Parties may file this MOA with the SEC, if legally required to do so, but must give the other Party 24 hours advance notice and will omit confidential information as permitted by applicable law as appropriate after providing such Party the opportunity to provide comments. Nothing in this section will prevent either Party from making reasonable disclosures during the course of its earnings calls.

17.
Interpretation. Each Party has had the opportunity to draft, review, and edit this MOA. Accordingly, no presumption for or against either Party arising out of drafting all or any part of this MOA will be applied in any action relating to or arising from this MOA; and the Parties hereby waive the benefit of any statute or common law rule providing that in cases of uncertainty language of a contract should be interpreted against the Party who caused the uncertainty to exist.

EXECUTED as of the Effective Date by the duly authorized representatives of the Parties.

THE BOEING COMPANY                SPIRIT AEROSYSTEMS, INC.

By:     /s/ Ashley A. Klotz____            By:    /s/ Eric S. Bossler_____
Name:    _Ashley A. Klotz______            Name:     _Eric S. Bossler_______
Title:    _Manager, SC Contracts             Title:    _Contracts Specialist_
Date:     _April 12, 2019______            Date:     _April 12, 2019 ______